As filed with the Securities and Exchange Commission on June 15, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Convey Holding Parent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2099378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 SE 3rd Avenue, 26th Floor

Fort Lauderdale, FL 33394

(800) 559-9358
(Address of Principal Executive Offices, Including Zip Code)

Cannes Holding Parent, Inc. 2019 Equity Incentive Plan

Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan

Convey Holding Parent, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

 Stephen C. Farrell

Convey Holding Parent, Inc.

100 SE 3rd Avenue, 26th Floor

Fort Lauderdale, FL 33394

(800) 559-9358

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William V. Fogg

Michael E. Mariani
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Cannes Holding Parent, Inc. 2019 Equity Incentive Plan Common Stock, par value $0.01 per share	5,690,664	$7.18	(2)	$40,858,967.52	$4,457.71
Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan Common Stock, par value $0.01 per share	9,250,000	$16.00	(3)	$148,000,000.00	$16,146.80
Convey Holding Parent, Inc. 2021 Employee Stock Purchase Plan Common Stock, par value $0.01 per share	1,500,000	$16.00	(3)	$24,000,000	$2,618.40

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.01 per share (“Common Stock”), of Convey Holding Parent, Inc. (the “Registrant”) that are (i) authorized for issuance under the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan, (ii) authorized for issuance under the Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan and (iii) authorized for issuance under the Convey Holding Parent, Inc. 2021 Employee Stock Purchase Plan. In the event of any stock dividend, stock split or other similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the weighted-average exercise price of the stock options outstanding under the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan.
(3)	Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon a price of $16.00 per share of the Registrant’s Common Stock, which is the high-point of the estimated initial public offering price per share of the Registrant’s Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-256370).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I will be delivered to employees of Convey Holding Parent, Inc. and employees of subsidiaries of Convey Holding Parent, Inc. participating in the plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), any other document required to be delivered to employees pursuant to Rule 428(b) under the Securities Act or additional information about any of the plans covered by this Registration Statement is available without charge by contacting:

Convey Holding Parent, Inc.

Senior Legal Counsel

100 SE 3rd Avenue, 26th Floor

Fort Lauderdale, FL 33394

(800) 559-9358

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The reports or documents listed below have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by Convey Holding Parent, Inc. and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(1)	Convey Holding Parent, Inc.’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”) in connection with Convey Holding Parent, Inc.’s Registration Statement on Form S-1 (Registration No. 333-256370); and

(2)	The description of the Common Stock contained in Convey Holding Parent, Inc.’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 15, 2021 and all other amendments and reports filed for the purpose of updating such description.

All documents filed by Convey Holding Parent, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws will provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will provide for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. Our amended and restated bylaws will provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The underwriting agreement, the form of which was previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370), provides for indemnification of directors and officers of Convey Holding Parent, Inc. by the underwriters against certain liabilities.

We have entered into customary indemnification agreements with our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370))

4.2	Form of Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370))

4.3	Cannes Holding Parent, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370))

4.4	Form of Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370))

4.5	Form of Convey Holding Parent, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 3, 2021 (Registration No. 333-256370))

5.1	Opinion of Cravath, Swaine & Moore LLP (filed herewith)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consents of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on June 15, 2021.

CONVEY HOLDING PARENT, INC.

By:	/s/ Stephen C. Farrell
Name: Stephen C. Farrell
Title: Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of Convey Holding Parent, Inc. hereby severally constitutes and appoints Stephen C. Farrell and Timothy Fairbanks, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Farrell	Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2021
Stephen C. Farrell

/s/ Timothy Fairbanks	Chief Financial Officer &	June 15, 2021
Timothy Fairbanks	Executive Vice President (Principal Financial Officer)

/s/ Susana E. Pichardo	Senior Vice President, Accounting	June 15, 2021
Susana E. Pichardo	(Principal Accounting Officer)

/s/ Sharad S. Mansukani	Director	June 15, 2021
Sharad S. Mansukani

/s/ Todd Sisitsky	Director	June 15, 2021
Todd Sisitsky

/s/ Katherine Wood	Director	June 15, 2021
Katherine Wood

/s/ W. Carl Whitmer	Director	June 15, 2021
W. Carl Whitmer

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